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                                     EXHIBIT 3.2



         CANADA                                                 NUMBER
PROVINCE OF BRITISH COLUMBIA
                                                                330743


                                        [SEAL]


                             Province of British Columbia
                     Ministry of Finance and Corporate Relations
                                REGISTRAR OF COMPANIES


                                     COMPANY ACT


                             CERTIFICATE OF INCORPORATION



                                I HEREBY CERTIFY THAT

                            No. 96 SAIL VIEW VENTURES LTD.



                 HAS THIS DAY BEEN INCORPORATED UNDER THE COMPANY ACT






                             GIVEN UNDER MY HAND AND SEAL OF OFFICE

                                  AT VICTORIA, BRITISH COLUMBIA,


                                  THIS 23RD DAY OF JULY, 1987.

                                  /s/ Roberta J. London

                                  ROBERTA J. LONDON
                                  DEPUTY REGISTRAR OF COMPANIES


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